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Exhibit 5.1

[Letterhead of Covington & Burling LLP]

March 14, 2008

Acorda Therapeutics, Inc.
5 Skyline Drive
Hawthorne, New York 10532

Ladies and Gentlemen:

        We have acted as counsel to Acorda Therapeutics, Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Act"), of 1,144,576 shares of the Company's Common Stock, par value $0.001 per share (the "Shares"), issuable under the Company's 2006 Employee Incentive Plan (the "Plan"), pursuant to the registration statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on March 14, 2008 (such registration statement is herein referred to as the "Registration Statement").

        We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

        We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

        Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Company's Certificate of Incorporation, the Plan and any individual agreements relating to such Shares, will be validly issued, fully paid and nonassessable.

        We are members of the bar of the State of New York. We do not express any opinion herein on any laws other than the Delaware General Corporation Law and applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Sincerely,
/s/ COVINGTON & BURLING LLP

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  Exhibit 5.1
[Letterhead of Covington & Burling LLP]